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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 20, 1998

                        NORTH CAROLINA NATURAL GAS CORPORATION
              (Exact name of Registrant as specified in its charter)



      Delaware                    0-82                          56-0646235
(State or other juris-        (Commission                   (IRS Employer
diction or incorporation)     File Number)                  Identification No.)


            150 Rowan Street, Fayetteville, North Carolina       28302
            (Address of principal executive offices)          Zip Code

Registrant's telephone number, including area code: 910-483-0315


                                    Not Applicable
           (Former name or former address, if changed since last report)


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Item 5.  Other Events.

     See January 13, 1998 press release attached hereto as Exhibit 1 and incorporated herein by reference. Note that the date for the distribution of the new shares of North Carolina Natural Gas Corporation's common stock, $2.50 par value, under the stock split has been changed from February 27, 1998 to February 20, 1998.



                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NORTH CAROLINA NATURAL
                                       GAS CORPORATION


DATE: January 20, 1998                BY:  /s/ Calvin B. Wells

                                      NAME:  Calvin B. Wells

                                      TITLE: President and Chief Executive
                                             Officer
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                                                             Exhibit 1

Contact: Calvin B. Wells                                     January 13, 1998
         (910) 323-6201

                               FOR IMMEDIATE RELEASE

                     DIRECTORS APPROVE STOCK SPLIT AND AN INCREASE
                                    IN THE DIVIDEND


     FAYETTEVILLE, NORTH CAROLINA - - - The Board of Directors of North Carolina Natural Gas Corporation, at a meeting held January 13, 1998, approved a stock split of one share of common stock for each two shares held to be distributed in the form of a stock dividend. The record date for shareholders entitled to receive such shares is January 26, 1998, with distribution of the new shares to shareholders to be made on February 27, 1998.


     The Directors also voted to increase the Company's regular quarterly dividend by 7.1% from $.35 per share to $.375 per share on a pre-split basis. After adjustment for the stock split, the new quarterly dividend will be $.25 per share and the Directors declared a dividend in that amount payable March 13, 1998 to stockholders of record on February 27.


     North Carolina Natural Gas Corporation is headquartered in Fayetteville, NC and provides natural gas and propane service to approximately 170,000 customers in southcentral and eastern North Carolina.